Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

SECOND QUARTER FISCAL 2014 RESULTS

•	Product Revenue of $16.2 Million Increased by 20% Year over Year

•	Non-GAAP Operating Income of $3.4 Million Increased by 189% Year over Year

•	GAAP Operating Income of $0.5 Million, Compared to $7.5 Million GAAP Operating Loss in Prior Year

•	GAAP Gross Margins Exceed 57%

•	Up to $25 Million Share Repurchase Authorized

ACTON, Mass. (Sept. 5, 2013) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today reported second quarter fiscal 2014 revenue of $37.4 million and non-GAAP operating income of $3.4 million, or $0.10 per fully diluted share, from continuing operations. In comparison, second quarter fiscal 2013 revenue was $36.7 million and non-GAAP operating income was $1.2 million, or $0.04 per fully diluted share, from continuing operations. The Company posted a U.S. GAAP operating income of $0.5 million, or $0.01 per diluted share for the second quarter of fiscal 2014, compared to a U.S. GAAP operating loss for the second quarter of fiscal 2013 of $7.5 million, or $0.23 per basic share. The Company’s U.S. GAAP second quarter fiscal 2014 results include charges of $2.9 million that are excluded from our non-GAAP results, which consisted primarily of stock-based compensation and amortization of intangible assets from prior acquisitions.

For the first six months of fiscal 2014, the Company posted revenues of $72.9 million and non-GAAP operating income of $4.6 million compared to revenues of $73.4 million and non-GAAP operating income of $3.5 million in the same prior period. The Company posted a GAAP operating loss for the first six months of fiscal 2014 of approximately $1.3 million compared to GAAP operating loss of $8.7 million for the same prior period.

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SeaChange Q2 FY14 Results/Page 2

“We are pleased that, in the second quarter, we achieved sequential and year over year increases in revenues and operating income and substantial growth in gross margins, which exceeded 57 percent,” said Raghu Rau, Chief Executive Officer, SeaChange. “Our results would have been even better but for delays in receiving timely acceptance within the quarter for some of our new generation software products because of ongoing custom integrations with third-party products. We continued to make significant market progress including an Adrenalin rollout with one of the largest U.S. cable television operators, and Adrenalin and VOD advertising acceptance by a large European telco. We have also announced a large number of deployments, domestically and internationally, for our market-leading content management solutions. And we continued our Nucleus gateway software momentum with two more design wins.”

Commenting on the Company’s outlook, Anthony Dias, Chief Financial Officer, stated, “We continue to respond to strong demand for our new products and focus on optimizing our cost structure, and we anticipate solid performance in our second half. We expect third quarter revenues to be sequentially higher than the second quarter, and fourth quarter revenues to be sequentially higher than the third quarter. However, due to the uncertainty of timing in customer acceptance of new products, the Company expects its full year revenues to be at the lower end of its previously provided guidance of $165 million to $175 million. The Company continues to expect that its full fiscal 2014 non-GAAP operating income will be in the range of $0.53 to $0.71 per fully diluted share, as previously guided.”

SeaChange ended the second quarter of fiscal 2014 with cash, cash equivalents and marketable securities of $126.5 million, compared to $122.3 million for the previous quarter. The Company also announced that its Board of Directors has authorized the repurchase of up to $25 million of its shares through January 31, 2015 by means of open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934. Depending on market conditions and other factors, the repurchase may be commenced or suspended at any time, or from time to time, without prior notice.

The Company will host a conference call to discuss its second quarter fiscal 2014 results at 5:00 p.m. ET today, Thursday, September 5. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. For those unable to listen to the live conference call, a replay will be available through September 19, 2013 and may be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay conference ID number 419491. An archived version of the webcast will also be available on the investor relations section of the Company’s website at www.schange.com/IR.

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SeaChange Q2 FY14 Results/Page 3

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior video back office platform, advertising and in-home gateway offerings.

SeaChange’s hundreds of customers are many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance and the repurchase of the Company’s shares, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products including its next generation products scheduled for release in fiscal year 2014; worldwide economic cycles; steps taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions or divestitures made by the Company; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 10, 2013. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q2 FY14 Results/Page 4

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	July 31,	January 31,
	2013	2013
Assets
Cash and cash equivalents	$113,405	$106,721
Marketable securities and restricted cash	13,087	14,211
Accounts and other receivables, net	36,465	40,103
Inventories, net	7,946	7,372
Prepaid expenses and other current assets	5,320	11,332
Assets held for sale	465	465
Property and equipment, net	18,557	18,399
Goodwill and intangible assets, net	59,575	62,617
Other assets	2,421	4,909

Total assets	$257,241	$266,129

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$21,241	$27,962
Deferred revenues	29,275	30,603
Other long term liabilities	272	325
Deferred tax liabilities and income taxes payable	4,880	5,038

Total liabilities	55,668	63,928

Total stockholders’ equity	201,573	202,201

Total liabilities and stockholders’ equity	$257,241	$266,129

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SeaChange Q2 FY14 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
Revenues:
Products	$16,179	$13,541	$30,987	$25,468
Services	21,201	23,197	41,945	47,896

Total revenues	37,380	36,738	72,932	73,364

Cost of revenues:
Products	1,916	4,658	4,574	8,155
Services	13,718	12,952	27,161	24,993
Amortization of intangible assets	314	503	627	1,028
Stock-based compensation expense	70	77	124	194
Inventory write-down	—	1,752	—	1,752

Total cost of revenues	16,018	19,942	32,486	36,122

Gross profit	21,362	16,796	40,446	37,242

Operating expenses:
Research and development	10,103	9,474	19,795	19,247
Selling and marketing	3,733	3,908	7,335	8,001
General and administrative	4,513	4,570	9,480	9,450
Amortization of intangible assets	834	944	1,670	1,922
Stock-based compensation expense	587	1,927	1,646	2,838
Earn-outs and change in fair value of earn-outs	14	1,543	34	1,603
Professional fees: acquisitions, divestitures, litigation, and strategic alternatives	426	469	921	1,419
Severance and other restructuring costs	617	1,470	846	1,442

Total operating expenses	20,827	24,305	41,727	45,922

Income (loss) from operations	535	(7,509)	(1,281)	(8,680)
Other expense, net	(41)	(474)	(439)	(429)
(Loss) gain on sale of investment in affiliates	(271)	—	(338)	814

Income (loss) before income taxes and equity income in earnings of affiliates	223	(7,983)	(2,058)	(8,295)
Income tax (benefit) provision	(120)	115	(361)	116
Equity income in earnings of affiliates, net of tax	—	—	20	26

Income (loss) from continuing operations	343	(8,098)	(1,677)	(8,385)

Gain (loss) on sale of discontinued operations, net of tax	—	2,547	—	(14,448)
Loss from discontinued operations, net of tax	(558)	(447)	(523)	(2,742)

Net loss	$(215)	$(5,998)	$(2,200)	$(25,575)

Net loss	$(215)	$(5,998)	$(2,200)	$(25,575)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	352	3,524	(688)	5,159
Unrealized (loss) gain on marketable securities	(12)	13	(9)	—

Comprehensive income (loss)	$125	$(2,461)	$(2,897)	$(20,416)

Net loss per share:
Basic loss per share	$(0.01)	$(0.18)	$(0.07)	$(0.78)

Diluted loss per share	$(0.01)	$(0.18)	$(0.07)	$(0.78)

Net income (loss) per share from continuing operations:
Basic income (loss) per share	$0.01	$(0.25)	$(0.05)	$(0.25)

Diluted income (loss) per share	$0.01	$(0.25)	$(0.05)	$(0.25)

Net (loss) income per share from discontinued operations:
Basic (loss) income per share	$(0.02)	$0.07	$(0.02)	$(0.53)

Diluted (loss) income per share	$(0.02)	$0.07	$(0.02)	$(0.53)

Weighted average common shares outstanding:
Basic	32,584	32,629	32,547	32,585

Diluted	32,584	32,629	32,547	32,585

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SeaChange Q2 FY14 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Six Months Ended July 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,200)	$(25,575)
Net loss from discontinued operations	523	17,190
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations:
Depreciation and amortization of fixed assets	2,303	2,307
Amortization of intangible assets	2,297	2,950
Impairment of long-lived asset	—	956
Provision for inventory obsolescense	—	188
Loss (gain) on sale of investment in affiliates	338	(814)
Stock-based compensation expense	1,770	3,032
Changes in contingent consideration related to acquisitions	34	1,603
Other	60	44
Changes in operating assets and liabilities:
Accounts receivable	1,664	1,839
Unbilled receivables	(2,155)	2,898
Inventories	(995)	1,494
Prepaid expenses and other assets	7,924	(4,316)
Accounts payable	(273)	(1,433)
Accrued expenses	(694)	923
Customer deposits	(4,112)	(1,410)
Deferred revenues	(1,140)	(8,824)
Other	(64)	184

Net cash provided by (used in) operating activities from continuing operations	5,280	(6,764)
Net cash (used in) provided by operating activities from discontinued operations	(523)	559

Total cash provided by (used in) operating activities	4,757	(6,205)

Cash flows from investing activities:
Purchases of property and equipment	(1,449)	(980)
Purchases of marketable securities	(4,093)	(10,526)
Proceeds from sale and maturity of marketable securities	5,141	9,109
Additional proceeds from sale of equity investment	1,128	814
Acquisition of businesses and payment of contingent consideration, net of cash acquired	(3,206)	(4,530)
Other	21	—

Net cash used in investing activities from continuing operations	(2,458)	(6,113)
Net cash provided by investing activities from discontinued operations	4,000	23,811

Total cash provided by investing activities	1,542	17,698

Cash flows from financing activities:
Repurchases of our common stock	—	(504)
Proceeds from issuance of common stock relating to stock option exercises	499	530

Net cash provided by financing activities from continuing operations	499	26
Net cash provided by financing activities from discontinued operations	—	872

Total cash provided by financing activities	499	898

Effect of exchange rate changes on cash	(114)	(406)

Net increase in cash and cash equivalents	6,684	11,985

Cash and cash equivalents, beginning of period	106,721	80,585

Cash and cash equivalents, end of period	$113,405	$92,570

Supplemental disclosure of cash flow information:
Income taxes paid	$472	$1,267
Supplemental disclosure of non-cash activities:
Transfer of items originally classified as inventories to equipment	$417	$394

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SeaChange Q2 FY14 Results/Page 7

Use of Non-GAAP Financial Information

We define non-GAAP income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating income or loss plus stock-based compensation expenses, amortization of intangible assets, inventory write-downs, if any, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions and divestitures, litigation and strategic alternatives and severance and other restructuring costs. We define adjusted EBITDA as U.S. GAAP operating income or loss before depreciation expense, amortization of intangible assets, stock-based compensation expense, inventory write-downs, if any, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives, severance and other restructuring costs. We discuss non-GAAP income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income from operations and adjusted EBITDA are both important measures that are not calculated according to U.S. GAAP. We use non-GAAP income from operations and adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income from operations and adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income from operations and adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income from operations and adjusted EBITDA financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangibles related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q2 FY14 Results/Page 8

Inventory Write-down. We incur inventory write-downs of our legacy product lines as we end of life certain product lines to focus on selling our new products being developed.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees: Acquisitions, Divestitures, Litigation and Strategic Alternatives. We have excluded the effect of professional fees associated with our acquisitions and divestitures, litigation and strategic alternatives because the amount and timing of these expenses are largely non-recurring.

Severance and Other Restructuring. We incurred charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations. We also incurred charges for the hiring and appointment of the Chief Executive Officer.

Depreciation Expense. We incur depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

The following tables reconcile the Company’s income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to the Company’s non-GAAP income from operations and the reconciliation of our U.S. GAAP income (loss) from operations to our adjusted EBITDA for the three and six months ended July 31, 2013 and 2012:

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SeaChange Q2 FY14 Results/Page 9

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	July 31, 2013			July 31, 2012
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$16,179	$—	$16,179	$13,541	$—	$13,541
Services	21,201	—	21,201	23,197	—	23,197

Total revenues	37,380	—	37,380	36,738	—	36,738

Cost of revenues:
Products	1,916	—	1,916	4,658	—	4,658
Services	13,718	—	13,718	12,952	—	12,952
Amortization of intangible assets	314	(314)	—	503	(503)	—
Stock-based compensation	70	(70)	—	77	(77)	—
Inventory write-down	—	—	—	1,752	(1,752)	—

Total cost of revenues	16,018	(384)	15,634	19,942	(2,332)	17,610

Gross profit	21,362	384	21,746	16,796	2,332	19,128

Gross profit percentage	57.1%	1.0%	58.2%	45.7%	6.3%	52.1%

Operating expenses:
Research and development	10,103	—	10,103	9,474	—	9,474
Selling and marketing	3,733	—	3,733	3,908	—	3,908
General and administrative	4,513	—	4,513	4,570	—	4,570
Amortization of intangible assets	834	(834)	—	944	(944)	—
Stock-based compensation expense	587	(587)	—	1,927	(1,927)	—
Earn-outs and change in fair value of earn-outs	14	(14)	—	1,543	(1,543)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	426	(426)	—	469	(469)	—
Severance and other restructuring costs	617	(617)	—	1,470	(1,470)	—

Total operating expenses	20,827	(2,478)	18,349	24,305	(6,353)	17,952

Income (loss) from operations	$535	$2,862	$3,397	$(7,509)	$8,685	$1,176

Income (loss) from operations percentage	1.4%	7.6%	9.1%	(20.4%)	23.6%	3.2%

Weighted average common shares outstanding:
Basic	32,584	32,584	32,584	32,629	32,629	32,629

Diluted	33,265	33,265	33,265	32,629	33,163	33,163

Non-GAAP operating income (loss) per share:
Basic	$0.01	$0.09	$0.10	$(0.23)	$0.27	$0.04

Diluted	$0.01	$0.09	$0.10	$(0.23)	$0.27	$0.04

Adjusted EBITDA:

Income (loss) from operations			$535			$(7,509)

Depreciation expense			1,123			954
Amortization of intangible assets			1,148			1,447
Stock-based compensation expense			657			2,004
Earn-outs and changes in fair value			14			1,543
Professional fees: acquisitions, divestitures, etc.			426			469
Inventory write-down			—			1,752
Severance and other restructuring			617			1,470

Adjusted EBITDA			$4,520			$2,130

Adjusted EBITDA %			12.1%			5.8%

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SeaChange Q2 FY14 Results/Page 10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Six Months Ended			Six Months Ended
	July 31, 2013			July 31, 2012
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$30,987	$—	$30,987	$25,468	$—	$25,468
Services	41,945	—	41,945	47,896	—	47,896

Total revenues	72,932	—	72,932	73,364	—	73,364

Cost of revenues:
Products	4,574	—	4,574	8,155	—	8,155
Services	27,161	—	27,161	24,993	—	24,993
Amortization of intangible assets	627	(627)	—	1,028	(1,028)	—
Stock-based compensation	124	(124)	—	194	(194)	—
Inventory write-down	—	—	—	1,752	(1,752)	—

Total cost of revenues	32,486	(751)	31,735	36,122	(2,974)	33,148

Gross profit	40,446	751	41,197	37,242	2,974	40,216

Gross profit percentage	55.5%	1.0%	56.5%	50.8%	4.1%	54.8%

Operating expenses:
Research and development	19,795	—	19,795	19,247	—	19,247
Selling and marketing	7,335	—	7,335	8,001	—	8,001
General and administrative	9,480	—	9,480	9,450	—	9,450
Amortization of intangible assets	1,670	(1,670)	—	1,922	(1,922)	—
Stock-based compensation expense	1,646	(1,646)	—	2,838	(2,838)	—
Earn-outs and change in fair value of earn-outs	34	(34)	—	1,603	(1,603)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	921	(921)	—	1,419	(1,419)	—
Severance and other restructuring costs	846	(846)	—	1,442	(1,442)	—

Total operating expenses	41,727	(5,117)	36,610	45,922	(9,224)	36,698

(Loss) income from operations	$(1,281)	$5,868	$4,587	$(8,680)	$12,198	$3,518

(Loss) income from operations percentage	(1.8%)	8.0%	6.3%	(11.8%)	16.6%	4.8%

Weighted average common shares outstanding:
Basic	32,547	32,547	32,547	32,585	32,585	32,585

Diluted	32,547	32,254	32,254	32,585	33,092	33,092

Non-GAAP operating (loss) income per share:
Basic	$(0.04)	$0.18	$0.14	$(0.27)	$0.38	$0.11

Diluted	$(0.04)	$0.18	$0.14	$(0.27)	$0.37	$0.10

Adjusted EBITDA:

Loss from operations			$(1,281)			$(8,680)

Depreciation expense			2,303			2,307
Amortization of intangible assets			2,297			2,950
Stock-based compensation expense			1,770			3,032
Earn-outs and changes in fair value			34			1,603
Professional fees: acquisitions, divestitures, etc.			921			1,419
Inventory write-down			—			1,752
Severance and other restructuring			846			1,442

Adjusted EBITDA			$6,890			$5,825

Adjusted EBITDA %			9.4%			7.9%

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